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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-92769 and 333-95823 of Webvan Group, Inc. on Form S-8 of our report dated January 26, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning restatement of the 1998 and 1997 consolidated financial statements) appearing in this Annual Report on Form 10-K of Webvan Group, Inc. for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE
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San Jose, California
March 27, 2000